Exhibit 21



                             List of Subsidiaries
                                     of
                      Furniture Brands International, Inc.


                                                   Jurisdiction of
               Name of Subsidiary                    Incorporation
               ------------------                  ---------------

          Action Transport, Inc.                     Delaware

          Action Industries, Inc.                    Mississippi

          Broyhill Furniture Industries, Inc.        North Carolina

          Broyhill Transport, Inc.                   North Carolina

          Fayette Enterprises, Inc.                  Mississippi

          Lane Advertising, Inc.                     Virginia

          Lane Furniture Industries, Inc.            Delaware

          The Lane Company, Incorporated             Virginia

          Thomasville Furniture Industries, Inc.     Delaware

          Thomasville Furniture Latin America, S.A.  Panama

          Furniture Brands Export Co., Ltd.          Barbados